INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INTERNATIONAL TRUST
       AGREEMENT made as of this 27 day of June 2017
between SEI Investments Management Corporation (the
Adviser) and J O Hambro Capital Management Limited
(the Sub-Adviser).
       WHEREAS, SEI Institutional International
Trust, a Massachusetts business trust (the Trust),
is registered as an open-end management investment
company under the Investment Company Act of 1940, as
amended (the 1940 Act); and
       WHEREAS, the Adviser has entered into an
Investment Advisory Agreement dated December 16,
1994, as amended, (the Advisory Agreement) with
the Trust, pursuant to which the Adviser acts as
investment adviser to each series of the Trust set
forth on Schedule A attached hereto (each a Fund,
and collectively, the Funds), as such Schedule may
be amended by mutual agreement of the parties
hereto; and
       WHEREAS, the Adviser, with the approval of
the Trust, desires to retain the Sub-Adviser to
provide investment advisory services to the
Adviser in connection with the management of a
Fund, and the Sub-Adviser is willing to render
such investment advisory services.
NOW, THEREFORE, the parties hereto agree as
follows:
1.		Duties of the Sub-Adviser. Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall
manage all of the securities and other assets
of each Fund entrusted to it hereunder (the
Assets), including the purchase, retention and
disposition of the Assets, in accordance with
the Funds investment objectives, policies and
restrictions as stated in each Funds
prospectus and statement of additional
information, as currently in effect and as
amended or supplemented from time to time
(referred to collectively as the Prospectus),
and subject to the following:
(a)	The Sub-Adviser shall, in consultation
with and subject to the direction of
the Adviser, determine from time to
time what Assets will be purchased,
retained or sold by a Fund, and what
portion of the Assets will be invested
or held uninvested in cash.
(b)	In the performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall act in conformity
with the Trusts Declaration of Trust
(as defined herein), Prospectus,
Compliance Policies and Procedures and
with the instructions and directions of
the Adviser and of the Board of
Trustees of the Trust and will conform
to and comply with the requirements of
the 1940 Act, the Internal Revenue Code
of 1986 (the Code), and all other
applicable federal and state laws and
regulations, as each is amended from
time to time.
(c)	The Sub-Adviser shall determine the
Assets to be purchased or sold by a
Fund as provided in subparagraph (a)
and will place orders with or through
such persons, brokers or dealers to
carry out the policy with respect to
brokerage set forth in a Funds
Prospectus or as the Board of Trustees
or the Adviser may direct from time to
time, in conformity with all federal
securities laws. In executing Fund
transactions and selecting brokers or
dealers, the Sub-Adviser will use its
best efforts to seek on behalf of each
Fund the best overall terms available.
In assessing the best overall terms
available for any transaction, the Sub-
Adviser shall consider all factors that
it deems relevant,
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including the breadth of the market in the
security, the price of the security, the
financial condition and execution capability of
the broker or dealer, and the reasonableness of
the commission, if any, both for the specific
transaction and on a continuing basis. In
evaluating the best overall terms available,
and in selecting the broker-dealer to execute a
particular transaction, the Sub-Adviser may
also consider the brokerage and research
services provided (as those terms are defined
in Section 28(e) of the Securities Exchange Act
of 1934 (the Exchange Act)). Consistent with
any guidelines established by the Board of
Trustees of the Trust and Section 28(e) of the
Exchange Act, the Sub-Adviser is authorized to
pay to a broker or dealer who provides such
brokerage and research services a commission
for executing a portfolio transaction for a
Fund which is in excess of the amount of
commission another broker or dealer would have
charged for effecting that transaction if, but
only if, the Sub-Adviser determines in good
faith that such commission was reasonable in
relation to the value of the brokerage and
research services provided by such broker or
dealer viewed in terms of that particular
transaction or in terms of the overall
responsibilities of the Sub-Adviser to its
discretionary clients, including a Fund. In
addition, the Sub-Adviser is authorized to
allocate purchase and sale orders for
securities to brokers or dealers (including
brokers and dealers that are affiliated with
the Adviser, Sub-Adviser or the Trusts
principal underwriter) if the Sub-Adviser
believes that the quality of the transaction
and the commission are comparable to what they
would be with other qualified firms. In no
instance, however, will a Funds Assets be
purchased from or sold to the Adviser, Sub-
Adviser, the Trusts principal underwriter, or
any affiliated person of either the Trust,
Adviser, the Sub-Adviser or the principal
underwriter, acting as principal in the
transaction, except to the extent permitted by
the Securities and Exchange Commission (SEC)
and the 1940 Act.
(d)	The Sub-Adviser shall maintain all books and
records with respect to transactions involving
the Assets required by subparagraphs (b)(5),
(6), (7), (9), (10) and (11) and paragraph (f)
of Rule 31a-1 under the 1940 Act. The Sub-
Adviser shall keep the books and records
relating to the Assets required to be
maintained by the Sub-Adviser under this
Agreement and shall timely furnish to the
Adviser all information relating to the Sub-
Advisers services under this Agreement needed
by the Adviser to keep the other books and
records of a Fund required by Rule 31a-1 under
the 1940 Act. The Sub-Adviser agrees that all
records that it maintains on behalf of a Fund
are property of the Fund and the Sub-Adviser
will surrender promptly to a Fund any of such
records upon the Funds request; provided,
however, that the Sub-Adviser may retain a
copy of such records. In addition, for the
duration of this Agreement, the Sub-Adviser
shall preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act any such records
as are required to be maintained by it
pursuant to this Agreement, and shall transfer
said records to any successor sub-adviser upon
the termination of this Agreement (or, if
there is no successor sub-adviser, to the
Adviser).
(e)	The Sub-Adviser shall provide a Funds
custodian on each business day with
information relating to all transactions
concerning a Funds Assets and shall provide
the Adviser with such information upon request
of the Adviser.
(f)	To the extent called for by the Trusts
Compliance Policies and Procedures, or as
reasonably requested by a Fund, the Sub-
Adviser shall provide the Fund with
information and advice regarding Assets to
assist the Fund in determining the appropriate
valuation of such Assets.
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(g)	The investment management services provided by
the Sub-Adviser under this Agreement are not
to be deemed exclusive and the Sub-Adviser
shall be free to render similar services to
others, as long as such services do not impair
the services rendered to the Adviser or the
Trust.
(h)	The Sub-Adviser shall promptly notify the
Adviser of any financial condition that is
reasonably likely to impair the Sub-Advisers
ability to fulfill its commitment under this
Agreement.
(i)	Except under the circumstances set forth
in subsection (ii), the Sub-Adviser
shall not be responsible for reviewing
proxy solicitation materials or voting
and handling proxies in relation to the
securities held as Assets in a Fund. If
the Sub-Adviser receives a misdirected
proxy, it shall promptly forward such
misdirected proxy to the Adviser.
(ii)	The Sub-Adviser hereby agrees that
upon 60 days written notice from the
Adviser, the Sub-Adviser shall assume
responsibility for reviewing proxy
solicitation materials and voting
proxies in relation to the securities
held as Assets in a Fund. As of the
time the Sub-Adviser shall assume
such responsibilities with respect to
proxies under this sub-section (ii),
the Adviser shall instruct the
custodian and other parties providing
services to a Fund to promptly
forward misdirected proxies to the
Sub-Adviser.
(i)	In performance of its duties and obligations
under this Agreement, the Sub-Adviser shall
not consult with any other sub-adviser to a
Fund or a sub-adviser to a portfolio that is
under common control with a Fund concerning
the Assets, except as permitted by the
policies and procedures of a Fund. The Sub-
Adviser shall not provide investment advice to
any assets of a Fund other than the Assets.
(j)	On occasions when the Sub-Adviser deems the
purchase or sale of a security to be in the
best interest of a Fund as well as other
clients of the Sub-Adviser, the Sub-Adviser
may, to the extent permitted by applicable law
and regulations, aggregate the order for
securities to be sold or purchased. In such
event, the Sub-Adviser will allocate
securities so purchased or sold, as well as
the expenses incurred in the transaction, in a
manner the Sub-Adviser reasonably considers to
be equitable and consistent with its fiduciary
obligations to a Fund and to such other
clients under the circumstances.
(k)	The Sub-Adviser shall provide to the Adviser
or the Board of Trustees such periodic and
special reports, balance sheets or financial
information, and such other information with
regard to its affairs as the Adviser or Board
of Trustees may reasonably request. The Sub-
Adviser shall also furnish to the Adviser any
other information relating to the Assets that
is required to be filed by the Adviser or the
Trust with the SEC or sent to shareholders
under the 1940 Act (including the rules
adopted thereunder) or any exemptive or other
relief that the Adviser or the Trust obtains
from the SEC.
To the extent permitted by law, the services to be
furnished by the Sub-Adviser under this Agreement
may be furnished through the medium of any of the
Sub-Advisers partners, officers, employees or
control affiliates; provided, however, that the use
of such mediums does not relieve the Sub-Adviser
from any obligation or duty under this Agreement.
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2.	Duties of the Adviser. The Adviser shall
continue to have responsibility for all
services to be provided to each Fund pursuant
to the Advisory Agreement and shall oversee
and review the Sub-Advisers performance of its
duties under this Agreement; provided,
however, that in connection with its
management of the Assets, nothing herein shall
be construed to relieve the Sub-Adviser of
responsibility for compliance with the Trusts
Declaration of Trust (as defined herein),
Prospectus, Compliance Policies and
Procedures, the instructions and directions of
the Board of Trustees of the Trust, the
requirements of the 1940 Act, the Code, and
all other applicable federal and state laws
and regulations, as each is amended from time
to time.
3.	Delivery of Documents. The Adviser has
furnished the Sub-Adviser with copies of
each of the following documents:
(a)	The Trusts Agreement and Declaration of
Trust, as filed with the Secretary of
State of the Commonwealth of
Massachusetts (such Agreement and
Declaration of Trust, as in effect on
the date of this Agreement and as
amended from time to time, herein
called the Declaration of Trust);
(b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement
and as amended from time to time, are
herein called the By-Laws); and
(c)	Prospectus of each Fund.
4.	Compensation to the Sub-Adviser. For the
services to be provided by the Sub-Adviser
pursuant to this Agreement, the Adviser will
pay the Sub-Adviser, and the Sub-Adviser
agrees to accept as full compensation
therefor, a sub-advisory fee at the rate
specified in Schedule B which is attached
hereto and made part of this Agreement. The
fee will be calculated based on the average
daily value of the Assets, excluding cash with
respect to a Fund that is an equity fund,
under the Sub-Advisers management and will be
paid to the Sub-Adviser monthly. For the
avoidance of doubt, notwithstanding the fact
that the Agreement has not been terminated, no
fee will be accrued under this Agreement with
respect to any day that the value of the
Assets under the Sub-Advisers management
equals zero. Except as may otherwise be
prohibited by law or regulation (including any
then current SEC staff interpretation), the
Sub-Adviser may, in its discretion and from
time to time, waive a portion of its fee.
5.	Indemnification. The Sub-Adviser shall
indemnify and hold harmless the Adviser from
and against any and all claims, losses,
liabilities or damages (including reasonable
attorneys fees and other related expenses)
howsoever arising from or in connection with
the performance of the Sub-Advisers
obligations under this Agreement; provided,
however, that the Sub-Advisers obligation
under this Paragraph 5 shall be reduced to the
extent that the claim against, or the loss,
liability or damage experienced by the
Adviser, is caused by or is otherwise directly
related to the Advisers own willful
misfeasance, bad faith or negligence, or to
the reckless disregard of its duties under
this Agreement.
The Adviser shall indemnify and hold harmless
the Sub-Adviser from and against any and all
claims, losses, liabilities or damages
(including reasonable attorneys fees and other
related expenses) howsoever arising from or in
connection with the performance of the Advisers
obligations under this Agreement; provided,
however, that the Advisers obligation under
this Paragraph 5 shall be reduced to the extent
that the claim against, or the loss, liability
or damage experienced by the Sub-Adviser, is
caused by or is otherwise directly related to
the Sub-Advisers
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own willful misfeasance, bad faith or
negligence, or to the reckless disregard of
its duties under this Agreement.
6.	Duration and Termination. This Agreement shall
become effective upon approval by the Trusts
Board of Trustees and its execution by the
parties hereto. Pursuant to the exemptive
relief obtained in the SEC Order dated April
29, 1996, Investment Company Act Release No.
21921, approval of the Agreement by a majority
of the outstanding voting securities of a Fund
is not required, and the Sub-Adviser
acknowledges that it and any other sub-adviser
so selected and approved shall be without the
protection (if any) accorded by shareholder
approval of an investment advisers receipt of
compensation under Section 36(b) of the 1940
Act.
This Agreement shall continue in effect for a
period of more than two years from the date
hereof only so long as continuance is
specifically approved at least annually in
conformance with the 1940 Act; provided,
however, that this Agreement may be terminated
with respect to a Fund
(a)	by the Fund at any time, without the payment
of any penalty, by the vote of a majority of
Trustees of the Trust or by the vote of a
majority of the outstanding voting securities
of the Fund,
(b)	by the Adviser at any time, without the
payment of any penalty, on not more than 60
days nor less than 30 days written notice to
the Sub-Adviser, or (c) by the Sub-Adviser at
any time, without the payment of any penalty,
on 90 days written notice to the Adviser. This
Agreement shall terminate automatically and
immediately in the event of its assignment, or
in the event of a termination of the Advisory
Agreement with the Trust. As used in this
Paragraph 6, the terms assignment and vote of
a majority of the outstanding voting
securities shall have the respective meanings
set forth in the 1940 Act and the rules and
regulations thereunder, subject to such
exceptions as may be granted by the SEC under
the 1940 Act.
7.	Compliance Program of the Sub-Adviser. The
Sub-Adviser hereby represents and warrants
that:
(a)	in accordance with Rule 206(4)-7 under
the Investment Advisers Act of 1940, as
amended (the Advisers Act), the Sub-
Adviser has adopted and implemented and
will maintain written policies and
procedures reasonably designed to
prevent violation by the Sub-Adviser and
its supervised persons (as such term is
defined in the Advisers Act) of the
Advisers Act and the rules the SEC has
adopted under the Advisers Act; and
(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent violation
of the federal securities laws (as such
term is defined in Rule 38a-1 under the
1940 Act) by the Funds and the Sub-
Adviser (the policies and procedures
referred to in this Paragraph 7(b),
along with the policies and procedures
referred to in Paragraph 7(a), are
referred to herein as the Sub-Advisers
Compliance Program).
8.	Reporting of Compliance Matters.
(a)	The Sub-Adviser shall promptly provide to
the Trusts Chief Compliance Officer
(CCO) the following documents:
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(i)	copies of all SEC examination
correspondences, including
correspondences regarding books
and records examinations and sweep
examinations, issued during the
term of this Agreement, in which
the SEC identified any concerns,
issues or matters (such
correspondences are commonly
referred to as deficiency letters)
relating to any aspect of the Sub-
Advisers investment advisory
business and the Sub-Advisers
responses thereto;
(ii)	a report of any material
violations of the Sub-Advisers
Compliance Program or any
material compliance matters (as
such term is defined in Rule 38a-
1 under the 1940 Act) that have
occurred with respect to the Sub-
Advisers Compliance Program;
(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program;
(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document(s) which serve
the same purpose) regarding his or
her annual review of the Sub-
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and
(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation
regarding the Sub-Advisers
compliance with Paragraphs 7 and
8 of this Agreement.
(b)	The Sub-Adviser shall also provide the
Trusts CCO with:
(i)	reasonable access to the testing,
analyses, reports and other
documentation, or summaries
thereof, that the Sub-Advisers
chief compliance officer relies
upon to monitor the effectiveness
of the implementation of the Sub-
Advisers Compliance Program; and
(ii)	reasonable access, during normal
business hours, to the Sub-
Advisers facilities for the
purpose of conducting pre-
arranged on-site compliance
related due diligence meetings
with personnel of the Sub-
Adviser.
9.	Governing Law. This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard
to conflict of law principles; provided,
however, that nothing herein shall be
construed as being inconsistent with the 1940
Act.
10.	Severability. Should any part of this
Agreement be held invalid by a court decision,
statute, rule or otherwise, the remainder of
this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall
inure to the benefit of the parties hereto and
their respective successors.
11.	Notice. Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:


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To the Adviser at:	SEI
Investments Management Corporation
One Freedom
Valley Drive
Oaks, PA
19456
Attention:
Legal
Department
To the Trusts CCO at:	SEI
Investments Management Corporation
One Freedom
Valley Drive
Oaks, PA
19456
Attention:
Russ Emery
To the Sub-Adviser at:	J O Hambro
Capital Management Limited
Ground Floor
Ryder Court
14 Ryder
Street
London
SW1Y 6QB
UK
Attention:
Helen Vaughan
	12.	Noncompete Provisions.
(a)	The Sub-Adviser hereby agrees that, the
Sub-Adviser will:
(i)	waive enforcement of any
noncompete agreement or other
agreement or arrangement to which
it is currently a party that
restricts, limits, or otherwise
interferes with the ability of the
Adviser to employ or engage any
person or entity to provide
investment advisory or other
services and will transmit to any
person or entity notice of such
waiver as may be required to give
effect to this provision; and
(ii)	not become a party to any
noncompete agreement or other
agreement or arrangement that
restricts, limits or otherwise
interferes with the ability of the
Adviser to employ or engage any
person or entity to provide
investment advisory or other
services.
(b)	Notwithstanding any termination of this
Agreement, the Sub-Advisers obligations
under this Paragraph 12 shall survive.
	13.	Amendment of Agreement. This Agreement may be
amended only by written agreement of the
Adviser and the Sub-Adviser and only in
accordance with the provisions of the 1940 Act
and the rules and regulations promulgated
thereunder.
	14.	Entire Agreement. This Agreement embodies the
entire agreement and understanding between
the parties hereto, and supersedes all prior
agreements and understandings relating to
this Agreements subject matter. This
Agreement may be executed in any number of
counterparts,
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each of which shall be deemed to be an
original, but such counterparts shall,
together, constitute only one instrument.
In the event the terms of this Agreement are
applicable to more than one portfolio of the
Trust (for purposes of this Paragraph 14,
each a Fund), the Adviser is entering into
this Agreement with the Sub-Adviser on behalf
of the respective Funds severally and not
jointly, with the express intention that the
provisions contained in each numbered
paragraph hereof shall be understood as
applying separately with respect to each Fund
as if contained in separate agreements
between the Adviser and Sub-Adviser for each
such Fund. In the event that this Agreement
is made applicable to any additional Funds by
way of a Schedule executed subsequent to the
date first indicated above, provisions of
such Schedule shall be deemed to be
incorporated into this Agreement as it
relates to such Fund so that, for example,
the execution date for purposes of Paragraph
6 of this Agreement with respect to such Fund
shall be the execution date of the relevant
Schedule.
15.	Miscellaneous.
(a)	A copy of the Declaration of Trust is on
file with the Secretary of State of the
Commonwealth of Massachusetts, and
notice is hereby given that the
obligations of this instrument are not
binding upon any of the Trustees,
officers or shareholders of a Fund or
the Trust.
(b)	Where the effect of a requirement of
the 1940 Act or Advisers Act reflected
in any provision of this Agreement is
altered by a rule, regulation or order
of the SEC, whether of special or
general application, such provision
shall be deemed to incorporate the
effect of such rule, regulation or
order.
       IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed by their
officers designated below as of the day and year
first written above.
SEI Investments Management Corporation	J O Hambro
Capital Management Limited
By:						By:
/s/ William T. Lawrence			/s/ M. Helen
Vaughn		Kenneth Lambden
Name: 						Name:
William T. Lawrence				M. H.
Vaughn			K. Lambden
Title:						Title:
Vice President					COO
			CEO
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Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J O Hambro Capital Management Limited
As of June 27, 2017
SEI INSTITUTIONAL INTERNATIONAL TRUST
Emerging Markets Equity Fund


9


Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J O Hambro Capital Management Limited
As of June 27, 2017
Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as
follows:
SEI Institutional International Trust
Emerging Markets Equity Fund	[REDACTED]
Agreed and Accepted:
SEI Investments Management Corporation	J O Hambro Capital Management Limited
By:						By:
/s/ William T. Lawrence			/s/ M. Helen Vaughn		Kenneth Lambden
Name: 						Name:
William T. Lawrence				M. H. Vaughn			K. Lambden
Title:						Title:
Vice President					COO			CEO

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